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                                                                    EXHIBIT 23.3

                      CONSENT OF CUSHMAN & WAKEFIELD, INC.

         We consent to all references to us in Amendment No. 6 to the Registration Statement on Form S-4 of Shelbourne Properties III, Inc. under the captions "SUMMARY," "ALTERNATIVES TO THE CONVERSION" and "EXPERTS."


                                           CUSHMAN & WAKEFIELD, INC.


New York, New York
February 6, 2001